UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 27, 2005

INTERNAP NETWORK SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27265	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Williams Street, Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(404) 302-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 27, 2005, Internap Network Services Corporation (the “Company”) and Silicon Valley Bank entered into an Amendment to Loan Documents dated as of December 27, 2005 (“Amendment”), which amends the Loan and Security Agreement dated October 21, 2002 between the Company and Silicon Valley Bank, as amended, including the Amended and Restated Schedule to Loan and Security Agreement dated September 30, 2004, as amended (the “Schedule”). The Amendment amends the Schedule by reducing the Maximum Revolving Credit Limit from $15,000,000 to $10,000,000, modifying the Letter of Credit Sublimit from $5,000,000 to $6,000,000 and extending the maturity date of the revolving credit facility under the Schedule, of which no amount was outstanding as of the date of the Amendment, from December 28, 2005 to December 27, 2006. The Amendment also modifies the Schedule by deleting the Minimum Cash EBITDA financial covenant and adding a Minimum Tangible Net Worth financial covenant, as defined in the Amendment.

There is no material relationship between Silicon Valley Bank or its affiliates and the Company or its affiliates other than as parties to the credit facility.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment to Loan Documents, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment to Loan Documents dated as of December 27, 2005 between Internap Network Services and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION (Registrant) By: /s/ David Buckel Name: David Buckel Title: Vice President and Chief Financial Officer

Date: December 30, 2005

Exhibit Index

10.1	Amendment to Loan Documents dated as of December 27, 2005 between Internap Network Services and Silicon Valley Bank.